       As filed with the Securities and Exchange Commission on May 24, 2002
                           Registration No. 333-______
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 HOMESTORE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                 95-4438337
   (State or Other Jurisdiction                     (I.R.S. Employer
of Incorporation or Organization)                 Identification No.)


                            30700 Russell Ranch Road
                       Westlake Village, California 91362
          (Address of Principal Executive Offices, including Zip Code)

              Homestore.com, Inc. 1999 Employee Stock Purchase Plan
                  Homestore.com, Inc. 1999 Stock Incentive Plan
                            (Full Title of the Plans)

                                W. Michael Long
                             Chief Executive Officer
                                 Homestore, Inc.
                            30700 Russell Ranch Road
                       Westlake Village, California 91362
                                 (805) 557-2300
            (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:
                                  Walter Lowry


                                               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                              Amount             Proposed Maximum         Proposed Maximum        Amount of
                                              to be             Offering Price Per       Aggregate Offering      Registration
Title of Securities to be Registered        Registered                Share                    Price                 Fee
-----------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.001 par value               5,287,807(2)            $1.97(1)                 $10,416,980         $  958
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value                 587,534(2)            $1.97(1)                 $ 1,157,441         $  107
-----------------------------------------------------------------------------------------------------------------------------
    Total                                    5,875,341                                        $11,574,421         $1,065
-----------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales price as reported on the Nasdaq National Market on May 15, 2002.

(2) Represents 5,287,807 additional shares reserved for issuance upon exercise of stock options under the Registrant's 1999 Stock Incentive Plan, which amount represents an automatic increase effective January 1, 2002 equal to 4.5% of the total outstanding shares of the Registrant's common stock as of December 31, 2001. Also includes 587,534 additional shares available for issuance under the Registrant's 1999 Employee Stock Purchase Plan, which amount represents an automatic increase effective January 1, 2002 equal to 0.5% of the total outstanding shares of the Registrant's common stock as of December 31, 2001. Shares issuable upon exercise of stock options under the Registrant's 1999 Stock Incentive Plan, and shares available for issuance under the Registrant's 1999 Employee Stock Purchase Plan, were originally registered on a Registration Statement on Form S-8 (File No. 333-84545) filed on August 4, 1999 (the "Original Form S-8 Registration Statement"). This registration statement shall cover any additional shares of common stock which become issuable under the Homestore.com, Inc. 1999 Stock Incentive Plan or 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Incorporation by Reference of Previous Registration Statement

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the "Commission") to register an additional 5,287,807 shares under the Homestore.com, Inc. 1999 Stock Incentive Plan, and an additional 587,534 shares under the Homestore.com, Inc. 1999 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. Pursuant to General Instruction E, the contents of the Original Form S-8 Registration Statement are hereby incorporated by reference into this registration statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.     Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)  Our Current Report on Form 8-K filed with SEC on May 24, 2002;

(b)  Our Current Report on Form 8-K filed with the SEC on April 8, 2002;

(c)  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

(d)  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(e)  Our Registration Statement on Form 8-A filed with the SEC on July 9, 1999;

(f) The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, and the description of the Registrant's common stock set forth under the caption "Description of Capital Stock" on pages 78 through 83 of the prospectus included in Registrant's registration statement on Form S-1, File No. 333-79689, filed May 28, 1999, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers and Limitation of Liability.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     As permitted by Section 145 of the Delaware General Corporation Law, Registrant's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     . for any breach of the director's duty of loyalty to Registrant or its stockholders,

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

     . for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, Registrant's Amended and Restated Bylaws ("Bylaws") provide that:

     . Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

     . Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;

     . Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

     .  the rights conferred in the Bylaws are not exclusive.

     Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant's Certificate of Incorporation and to provide additional procedural protections. Beginning in December 2001 numerous separate complaints purporting to be class actions were filed in various jurisdictions alleging that we and certain of our officers and directors violated certain provisions of the Securities Exchange Act of 1934, as amended. The complaints contain varying allegations, including that we made materially false and misleading statements with respect to our 2000 and 2001 financial results in our filings with the SEC, analysts reports, press releases and media reports. The complaints seek an unspecified amount of damages. On March 27, 2002, the California State Teacher's Retirement System was named lead plaintiff and the complaints have been consolidated in the United States District Court, Central District of California. All of Homestore's officers and directors that were officers and directors at the time pertaining to the allegations are seeking indemnification from the Company for these actions.

     Reference is also made to Section 7 of the Underwriting Agreement relating to Registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-79689), which provides for the indemnification of officers, directors and controlling persons of Registrant against certain liabilities. The indemnification provision in Registrant's Certificate of Incorporation, Bylaws and the Indemnity Agreements entered into between Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of Registrant's directors and officers for liabilities arising under the Securities Act.

     Registrant maintains directors' and officers' liability insurance.

     See also the undertakings set out in response to Item 9.

     Reference is also made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

     Document
     --------

Registrant's Amended and Restated Certificate of Incorporation.

Registrant's Amended and Restated Bylaws.


Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit                                Exhibit
Number                                  Title
-------                                -------

 4.01    Registrant's 1999 Stock Incentive Plan, as filed August 5, 1999
         (File No. 333-84545) (incorporated by reference to Exhibit 10.18 to the Form S-1 (File No. 333-79689)).
 4.02 Registrant's 1999 Employee Stock Purchase Plan, as filed August 5, 1999 (File No. 333-84545) (incorporated by reference to Exhibit 10.19 to the Form S-1 (File No. 333-79689)).
 4.03 Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.02 to the Form S-1 (File No. 333-79689)).
 4.04    Registrant's Amended and Restated Bylaws (incorporated by reference to
         Exhibit 3.04 to the Form S-1 (File No. 333-79689)).
 4.05 Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Form S-1 (File No. 333-79689)).
 5.01    Opinion of Counsel.
23.01    Consent of PricewaterhouseCoopers LLP, independent accountants.
24.01    Power of Attorney (see Page 6).

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---------
thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            ---------

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 24th day of May, 2002.

                                    HOMESTORE, INC.

                                    By:  /s/ Lewis R. Belote, III
                                    --------------------------------------
                                    Lewis R. Belote, III
                                    Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Lewis R. Belote III and W. Michael Long, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                    Title                                Date
               ---------                                    -----                                ----
Principal Executive Officer:

/s/ W. MICHAEL LONG                        Chief Executive Officer and Director                 May 24, 2002
----------------------------------------
W. Michael Long

Principal Financial Officer and
Principal Accounting Officer

/s/ LEWIS R. BELOTE, III                   Chief Financial Officer                              May 24, 2002
----------------------------------------
Lewis R. Belote III

Additional Directors

/s/ JOE F. HANAUER                         Chairman of the Board and Director                   May 24, 2002
----------------------------------------
Joe F. Hanauer

/s/ L. JOHN DOERR                          Director                                             May 24, 2002
----------------------------------------
L. John Doerr

/s/ WILLIAM E. KELVIE                      Director                                             May 24, 2002
----------------------------------------
William E. Kelvie

/s/ KENNETH K. KLEIN                       Director                                             May 24, 2002
----------------------------------------
Kenneth K. Klein

/s/ TERRENCE M. MCDERMOTT                  Director                                             May 24, 2002
----------------------------------------
Terrence M. McDermott

/s/ BARBARA T. ALEXANDER                   Director                                             May 24, 2002
----------------------------------------
Barbara T. Alexander


                                 EXHIBIT INDEX

Exhibit                                Exhibit
Number                                  Title
-------                                -------

 4.01    Registrant's 1999 Stock Incentive Plan, as filed August 5, 1999
         (File No. 333-84545) (incorporated by reference to Exhibit 10.18 to the Form S-1 (File No. 333-79689)).
 4.02 Registrant's 1999 Employee Stock Purchase Plan, as filed August 5, 1999 (File No. 333-84545) (incorporated by reference to Exhibit 10.19 to the Form S-1 (File No. 333-79689)).
 4.03 Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.02 to the Form S-1 (File No. 333-79689)).
 4.04    Registrant's Amended and Restated Bylaws (incorporated by reference to
         Exhibit 3.04 to the Form S-1 (File No. 333-79689)).
 4.05 Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Form S-1 (File No. 333-79689)).
 5.01    Opinion of Counsel.
23.01    Consent of PricewaterhouseCoopers LLP, independent accountants.
24.01    Power of Attorney (see Page 6).